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                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934



                    Date of Report (Date of earliest event
                         reported): February 12, 1998

                           RSL Communications, Ltd.
             (Exact name of registrant as specified in its charter)



      Bermuda                           333-25749                 N/A
(State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
Incorporation or Organization)                          Identification Number)



                                Clarendon House
                                 Church Street
                            Hamilton HM CX Bermuda
                   (Address of principal executive offices)

                                (441) 295-2832
                        (Registrant's telephone number)


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ITEM 5.  OTHER EVENTS


                  RSL Communications PLC, a wholly-owned subsidiary of the registrant, is making an offering of $200 million principal amount of Senior Notes due 2008, bearing interest at a rate to be determined, and $200 million principal amount of Senior Discount Notes due 2008, bearing interest at a rate to be determined with deferred interest payments through 2003. Both issues will be guaranteed by the registrant. The offering is expected to close by the end of February. These Notes have not been, and will not be, registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


Press release dated February 12, 1998.



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                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            RSL COMMUNICATIONS, LTD.

Date:  February 19, 1998                    By ___________________________
                                               Name:  Mark Hirschhorn
                                               Title: Global Controller
                                                      (Authorized Officer and
                                                      Chief Accounting Officer)


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                                 Exhibit Index

99.1     Press Release dated February 12, 1998.



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